EXHIBIT 24(B)

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Loyola Capital Corporation:

     We consent to the use of our report included in Loyola Capital Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus. Our report refers to a change in accounting for income taxes.

                                               /s/ KPMG Peat Marwick LLP


Baltimore, Maryland
August 31, 1995